EAI SELECT MANAGERS EQUITY FUND
                         -------------------------------

                                 CODE OF ETHICS
                                 --------------

I.   BACKGROUND
     ----------

     This Code of Ethics is designed to satisfy the obligations of EAI Select Managers Equity Fund (the "Fund"), Evaluation Associates Capital Markets, Incorporated, as investment advisor to the Fund (the "Manager"), EAI Securities, Inc., as principal underwriter for the Fund ("EAISI") and any investment advisers who are appointed by the Fund from time to time as subadvisers to the Fund and who elect to adopt this Code of Ethics (collectively, the "Subdvisers"), to: (i) adopt a written code of ethics containing provisions reasonably necessary to prevent certain "access persons" (defined below) of the Manager and EAISI from engaging in practices prohibited by Rule 17j-1 under the Investment Company Act of 1940, as amended (the "1940 Act"); and (ii) require the reporting of certain securities transactions by those access persons.

     Rule 17j-1 provides, INTER ALIA, that it is unlawful for (x) any affiliated person of or principal underwriter for an investment company registered under the 1940 Act or (y) any affiliated person of an investment adviser to or principal underwriter for a registered investment company, in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired by such registered investment company:

     i) to employ any device, scheme or artifice to defraud such investment company;

     ii) to make to such investment company any untrue statement of material fact or omit to state to such investment company a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

     iii) to engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon such investment company; or

     iv) to engage in any manipulative practice with respect to such investment company.


II.  DEFINITIONS
     -----------

     For purposes of this Code of Ethics, the following definitions shall apply:

     a. The term "access person" includes every director, trustee, officer, general partner or advisory person of the Fund, EAISI, the Manager and each Subadviser.

     b. The term "advisory person" means: (i) any employee of the Fund, the Manager or any Subadviser or of any company in a control relationship to the Fund, the Manager or any Subadviser who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding, the purchase or sale of a security by the Fund, or whose functions relate to the making of any

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


          recommendations with respect to such purchases or sales; and (ii) any natural person in a control relationship to the Fund, the Manager or any Subadviser who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of a security.

     c. The term "beneficial ownership" means, in general, having a pecuniary interest in securities which is enjoyed, directly or indirectly, through any relationship (for example, that of a spouse, child or other close family member), agreement or other arrangement with the owner of record, although such securities may not be registered or standing on the books of the issuer in the name of such person. (See Attachment C for additional information concerning beneficial ownership of securities.)

     d. The term "control" means the power to exercise a controlling influence over the management or policies of the Fund, the Manager or any Subadviser unless such power is solely the result of an official position, all as determined in accordance with Section 2(a)(9) of the 1940 Act.

     e. The term "initial public offering" means a public sale of an issue of securities not previously offered to the public.

     f.   The term "private placement" has the meaning given that term in
          Section 4(2) of Securities Exchange Act of 1934, as amended.

     g. The term "purchase" includes, INTER ALIA, the writing of an option to purchase.

     h. The term "Review Officer" means that person selected by the Fund, the Manager or the Subadviser, as appropriate, to monitor compliance with and enforce this Code of Ethics.

     i. The term "sale" includes, INTER ALIA, the writing of an option to sell.

     j. The term "security" has the meaning set forth in Section 2(a)(36) of the 1940 Act, except that it does not include securities issued by the Government of the United States, short-term debt securities which are "government securities" within the meaning of Section 2(a)(16) of the 1940 Act, bankers' acceptances, bank certificates of deposit, commercial paper, shares of registered open-end investment companies, and such other money-market instruments as designated by the Board of Trustees of the Fund.

     k. A security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been made and communicated, either orally or in writing, and, with respect to the person making the recommendation, when such person seriously considers making a recommendation.

     l. The term "short-term trading" means buying and then selling or selling and then buying the same (or equivalent) securities within sixty (60) calendar days.

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III. STATEMENT OF POLICY
     -------------------

          The fundamental position of the Fund is that all action which is detrimental, or potentially detrimental, to the Fund and all action which is designed to profit by the market effect of securities transactions of the Fund must be avoided. Accordingly, private financial transactions by access persons must be performed so as not to conflict with the interests of the Fund or allow access persons to benefit inappropriately from the transactions of the Fund. The following prohibitions are designed to ensure the integrity of transactions by access persons by defining those which are permissible under this Code and those which are not.

A.   PROHIBITIONS

     1. Each access person is prohibited by the terms of this section from purchasing or selling, directly or indirectly, any security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which he or she knows or should have known at the time of such purchase or sale is being purchased or sold by the Fund or is being considered for purchase or sale by the Fund.

     2. Each access person is prohibited from recommending any securities transaction by the Fund without disclosing his or her interest, if any, in such securities or the issuer thereof, including without limitation (i) his or her direct or indirect beneficial ownership of any securities of such issuer; (ii) any contemplated transaction by such person in such securities; (iii) any position with such issuer or its affiliates; and (iv) any present or proposed business relationship between such issuer or its affiliates, on the one hand, and such person or any party in which such person has a significant interest, on the other; PROVIDED, HOWEVER, that in the event the interest of such access person in such securities or issuer is not material to his or her personal net worth and any contemplated transaction by such adverse effect on any such transaction by the Fund or on the market for the securities generally, such access person shall not be required to disclose his or her interest in the securities or issuer thereof in connection with any such recommendation.

     3. Each advisory person is prohibited from purchasing securities in an initial public offering.

     4. Each advisory person is prohibited from purchasing securities in a private placement unless such purchase has been approved by the President or a Vice President or the Review Officer of the Fund, the Manager or its Subadviser, as appropriate. Any such approved purchase must be disclosed to the Fund if the issuer's securities are being considered for purchase or sale by the Fund. Such consideration for purchase or sale shall be conducted by a person other than such advisory person.

     5. Each access person is prohibited from purchasing a security unless such purchase has been precleared by the President or a Vice President or the Review Officer of the

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          Fund, EAISI, the Manager or its Subadviser, as appropriate.

     6. Each access person is prohibited from purchasing or selling, directly or indirectly, any security in which he has, or by reason of such transaction acquires, any direct or indirect beneficial ownership when the Fund has a pending "buy" or "sell" order for that security until the Fund's order is executed or withdrawn; provided, however, the prohibition in this paragraph 6 shall not apply to transactions by an access person employed by the Manager unless, at the time of such access person's transaction, such access person, or any advisory person employed by the Manager, had actual knowledge of the Fund's pending "buy" or "sell" order for such security. Any profits realized on a personal trade in violation of this paragraph 6 must be disgorged.

     7. Each advisory person who personally makes "buy" and "sell" decisions for the Fund is prohibited from purchasing or selling, directly or indirectly, any security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership within seven (7) calendar days before or after the Fund trades in that security; provided, however, the prohibition in this paragraph 7 shall not apply to transactions in such security by an advisory person employed by the Manager which occur on or prior to the day on which the Fund trades in such security unless such advisory person (or another advisory person employed by the Manager) had actual knowledge that such security was being considered for purchase or sale by the Fund. Any profits realized in violation of this paragraph 7 must be disgorged.

     8. Each advisory person is prohibited from engaging in short-term trading for profit. Any profits realized on short-term trading must be disgorged.

     9. Each advisory person is prohibited from accepting any gift or other item of more than DE MINIMIS value from any person or entity that does business with the Fund.

     10. Each advisory person is prohibited from serving on the board of directors or similar body of a publicly traded company without the prior written authorization by the President or a Vice President or the Review Officer of the Fund, the Manager or its Subadviser, as appropriate. If such service is authorized, such advisory person shall have no role in making investment decisions for the Fund with respect to such publicly traded company.

     11. While the scope of inappropriate and therefore prohibited transactions cannot be defined exactly, such scope would always include each of the following situations:

          a. knowingly purchasing or selling securities, directly or indirectly, in such a way as to personally compete in the market with the Fund, or otherwise personally acting to injure the Fund's transactions;

          b. using knowledge of securities transactions by the Fund to profit personally, directly or indirectly, by the market effect of such transactions; and

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


          c. giving to any person information not generally available to the public of proposed or current purchases or sales by the Fund, except to the extent necessary to effectuate such transactions.

     12. The prohibitions of this Section would also include the purchase of an underwritten issue if the broker or underwriter offers such issue to an access person because of business the broker or underwriter has received, or might expect to receive, from the Fund, the Manager, EAISI or any Subadviser, or acceptance of any personal favor from any such broker which might have the effect of obligating the Fund, EAISI, the Manager or any Subadviser.

B.   EXCEPTIONS

     1.   The prohibitions of this Section of this Code shall not apply to:

          a. purchases or sales effected in any account over which the access person has no direct or indirect influence or control;

          b. purchases or sales of securities which are not eligible for purchase or sale by the Fund;

          c. purchases or sales which are non-volitional on the part of either the access person or the Fund;

          d. purchases which are part of an automatic dividend reinvestment plan;

          e. purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent that such rights acquired from such issuer, and sales of such rights so acquired;

          f. purchases or sales of S&P 500 Depositary Receipts ("SPIDERS"), NASDAQ - 100 Trust shares ("QQQs") or other "derivative" or index-based securities, the value of which is derived from a universe of underlying securities that consists of not less than one hundred (100) securities; or

          g. purchases or sales which receive the prior approval of the Board of Trustees of the Fund because they are only remotely potentially harmful to the Fund, because they would be very unlikely to affect a highly institutional market, or because they clearly are not related economically to the securities to be purchased, sold, or held by the Fund. Approval will be granted in those instances where the Board of Trustees of the Fund is convinced that the proposed transaction is not intended to violate the spirit or provisions of this code. An access person seeking approval of a proposed transaction must at that time disclose to the Board of Trustees of the Fund all those factors of which he or she is aware that might be potentially relevant to an evaluation of the propriety of the transaction.

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

     2. It should be noted that the Fund, the Manager and the Subadvisers consider it proper that purchases be made by their access persons in the marketplace of securities owned by the Fund, provided that such purchases are made in amounts consistent with the normal investment practice of the person involved and with an investment rather than a trading, outlook. Not only does this policy encourage investment freedom and result in investment experience, but it also fosters a continuing personal interest in such investments by those responsible for the continuous supervision of the Fund. In making personal investment decisions with respect to any security, however, extreme care must be exercised by access persons to ensure that the prohibitions of this Section are not violated, including, when necessary, obtaining the prior approval of the Board of Trustees of the Fund or of the appropriate officer of the Fund, the Manager or any Subadviser, as prescribed above.

IV.  REPORTING REQUIREMENT
     ---------------------

     A.   QUARTERLY REPORTS

          Each access person shall submit to the Review Officer of the Fund, the Manager, EAISI or the Subadviser for which it is an access person a report in the form annexed hereto as Attachment A or in similar form (such as a computer printout), within ten (10) days after each March 31, June 30, September 30 and December 31 of each year. This report shall set forth, at a minimum, the following information as to all securities transactions effected during the preceding quarter in which such access person has, or by reason of such transaction acquires or disposes of, any direct or indirect beneficial ownership:

     a. the date of the transaction, the title, class, CUSIP member (if any) and number of shares, and the principal amount of each security involved;

     b. the nature of the transaction (i.e., purchase, sale or any other type or acquisition or disposition);

     c.   the price at which the transaction was effected;

     d. the name of the broker, dealer or bank with or through whom the transaction was effected; and

     e. the date the transaction was precleared or approved and the person who precleared or approved it.

          Such report, however, need not include transactions effected for any account over which such person does not have any direct or indirect influence or control. In addition, no such report needs to be filed by a Trustee of the Fund who is not an "interested person" of the Fund (within the meaning of Section 2(a)(19) of the 1940 Act) and who would be required to file such report solely by reason of being a Trustee of the Fund, unless such Trustee knew or, in the ordinary course of fulfilling his official duties as a Trustee of the Fund, should have known, that during the 15-day period immediately proceeding or after the date of the transaction in a security by that Trustee such security is or was purchased or sold by the Fund or such purchase or sale by the Fund is or was considered by the Fund, the Manager or a Subadviser.

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

          In the event that no transactions were effected during a certain quarterly period, a report should be submitted indicating that no transactions subject to the reporting requirements were effected during that time period. This requirement is intended to facilitate the monitoring of compliance with the reporting requirements by access persons.

     B.   INFORMATION FROM BROKERS

          Each access person shall direct his or her brokers to supply a copy of the confirmation for each personal securities trade and a copy of each periodic account statement to the Review Officer of the Fund, EAISI, the Manager or its Subadviser, as appropriate.

     C.   ANNUAL REPORTS

          Each access person shall submit a report listing all personal securities holdings to the Review Officer of the Fund, EAISI, the Manager or it Subadviser, as appropriate, in the form of Attachment B hereto, within 10 days following the commencement of employment and annually thereafter. This annual report shall include a certification by the access person that he or she has read and understood this Code of Ethics and has compiled with its requirements.

     D.   OTHER REPORTS

          a. The Review Officers of the Fund, the Manager, EAISI and each Subadviser shall each submit an annual report to the Fund's Board of Trustees that summarizes the current Code of Ethics procedures, describes the continuing educational programs regarding the Code of Ethics, identifies any violations requiring significant remedial action, discusses the sanctions imposed as a result of such violations, and recommends appropriate changes to the Code of Ethics, if any. Each such annual report shall also contain a certification that the entity employing such Review Officer has implemented such procedures as are reasonably necessary to prevent that entity's access persons from violating the Code of Ethics.

          b. Each access person shall immediately report any potential violation of this Code of Ethics of which he or she becomes aware to the Fund's, EAISI's, the Manager's or its Subadviser's Review Officer, as appropriate.

     E.   REPORTS NOT CONSTRUED AS ADMISSIONS

          Any report submitted pursuant to this Section IV may contain a statement that such report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the security to which such report relates.

     F.   REPORTS BY ACCESS PERSONS EMPLOYED BY MANAGERS AND SUBADVISERS

          Notwithstanding the preceding provisions of the Section IV, an access person employed by the Manager or Subadviser need not make a report when such report would duplicate information recorded pursuant to rules 204-2(a)(12) or 204-2(a)(13) under the Investment Advisers Act of 1940, as amended.

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

V.                NOTICE TO ACCESS PERSONS
                  ------------------------

                    Each of the Fund, EAISI, the Manager and each Subadviser shall identify all access persons who must submit reports pursuant to
         Section IV when such access persons first assume that role, whether upon hiring or promotion. At that time, the Fund, EAISI, the Manager or a Subadviser, as appropriate shall inform those persons of the reporting requirement and provide them with copies of the Code of Ethics, including Attachments A and B, the forms to be used for reporting transactions and securities holdings.

VI.               REVIEW OF REPORTS
                  -----------------

                    Each report submitted pursuant to Section IV shall be reviewed with respect to its compliance with this Code of Ethics by the Review Officer designated by the Fund, EAISI, the Manager or a Subadviser, as appropriate.

VII.              SANCTIONS
                  ---------

                    Any violation of this Code of Ethics or of Rule 17j-1, including inter alia, the filing of false, incomplete, or untimely reports, shall result in the imposition of such sanctions as the Board of Trustees of the Fund may deem appropriate under the circumstances. These include, but are not limited to, suspension or removal from office, suspension or termination of employment, a letter of censure, and/or restitution to the Fund of an amount equal to the advantage the offending person shall have gained by reason of such violation.

VIII.             RECORDKEEPING REQUIREMENTS
                  --------------------------

                    The Fund, the Manager, EAISI and each Subadviser shall maintain and preserve for five (5) years after the end of the relevant fiscal year in an easily accessible place at its principal place of business:

                    a. a copy of this Code of Ethics, and any amendments hereto or replacements hereof;

                    b. record of any violations of this Code of Ethics and actions taken as a result of such violations;

                    c. copies of all reports submitted under this Code of Ethics;

                    d. a list of all persons required to submit reports hereunder; and

                    e. the names of the persons reviewing the reports submitted hereunder.

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                                  ATTACHMENT A

                        REPORT OF SECURITIES TRANSACTIONS
                    DURING THE QUARTER ENDED_________________

                   Name of access person:_____________________

Name of Fund, Manager, Principal Underwriter or Subadviser:_____________________

                                         Title,
                                         CUSIP
                                         Number
                                        (if any)         Number of                         Person                Person
                                          and            Shares or                         Through           Preclearing or
    Date of*          Nature of         Class of         Principal                           Whom               Approving
  Transaction       Transaction**      Securities         Amount             Price        Effected***          Transaction
  -----------       -------------      ----------         ------             -----        -----------          -----------

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

* If you opened a brokerage account during the last quarter, include the date the account was established.

**   Purchases, sale or other type of acquisition or disposition (describe).

*** Broker, dealer or bank with or through whom the transaction was effected, including name of broker/dealer for new accounts opened.

                                                                    CONFIDENTIAL

                                  ATTACHMENT B

                  ANNUAL REPORT OF PERSONAL SECURITIES HOLDINGS

          This is to certify that, in accordance with Section IV of the Code of Ethics for EAI Select Managers Equity Fund (the "Code"), the following is a listing of the securities of which I am a direct or indirect beneficial owner as of this date:

 NAME OF         # OF SHARES*      PRINCIPAL      CUSIP NUMBER
 SECURITY                           AMOUNT*         (IF ANY)         BROKER/BANK
--------------------------------------------------------------------------------
























*    If no securities are held, write "NONE".

               Attached is a copy of my most recent broker statement(s). I hereby certify that I have read and understood the Code and that I have complied, and will comply, with its terms.

Signature:                                       Date:
          --------------------------------------      -------------------------

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


                                  ATTACHMENT C

                      Further Comment: Beneficial Ownership

         Securities held for a person's benefit in the names of others, such as nominees, trustees and other fiduciaries, securities held by any partnership of which a person is a partner, and securities held by any corporation which is controlled by a person (directly or through intermediaries), should be regarded as owned beneficially by such person. Similarly, a person ordinarily obtains benefits equivalent to ownership from, and thus is generally regarded as the "beneficial owner" of, securities held in the name of his or her spouse, a minor child or a relative of his or hers or of his or her spouse who shares the same home with him or her, PROVIDED, HOWEVER, that the presumption of such beneficial ownership may be rebutted. Other illustrations of benefits substantially equivalent to those of ownership include application of the income derived from securities to maintain a common home and application of the income derived from securities to meet expenses which the person otherwise would meet from other sources. A person is also deemed to be the beneficial owner of securities when such person has the right to acquire beneficial ownership of such securities:
(i) through the exercise of an option, warrant or right (including options traded on options exchanges); or (ii) through the conversion of securities which are immediately convertible or will become convertible. Should you have any questions as to whether you have beneficial ownership of a particular security, please contact a Review Officer of the Fund.

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